UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 27, 2002

INTERLINK ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-21808	77-0056625
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

546 Flynn Road, Camarillo, California	93012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 484-8855

No Change
(Former name or former address, if changed since last report)

Item 4.    Changes in Registrant’s Certifying Accountant.

On June 24, 2002, Interlink Electronics, Inc. (the “Company”) dismissed Arthur Andersen LLP (“Andersen”) as its principal accountant. Andersen served as the Company’s principal accountant for the fiscal years ended December 31, 2001 and December 31, 2000. Andersen’s reports on the Company’s financial statements for the years ended December 31, 2001 and December 31, 2000 (the “Reports”) did not contain any adverse opinion, disclaimer of opinion or qualification as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years of the Company ended December 31, 2001 and December 31, 2000, and the subsequent interim period through June 24, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the subject matter of the disagreements in connection with its Reports. During the term of Andersen’s engagement, there were no “reportable events” (as such term is defined in Item 304 (a) (1) (v) of Regulation S-K).

A letter from Andersen addressed to the Securities and Exchange Commission is included as Exhibit 16.1 to this Current Report of Form 8-K. Such letter states that Andersen agrees with the statements made by the Company in this Item 4.

The Audit Committee is interviewing other auditing firms and plans to make a recommendation to the Board of Directors as soon as possible.

Item 7.    Financial Statements and Exhibits.

(c)  Exhibits.

16.1	Letter from Arthur Andersen LLP re change in certifying accountant.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2002.

INTERLINK ELECTRONICS, INC.

By:	/s/ PAUL D. MEYER
Paul D. Meyer Chief Financial Officer

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EXHIBIT INDEX

Exhibit	Description

16.1	Letter from Arthur Andersen LLP re change in certifying accountant.

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